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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549



                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 12, 1996


                           THOMAS & BETTS CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its Charter)


         New Jersey                    1-4682                22-1326940
----------------------------       --------------       -------------------
(State or other jurisdiction        (Commission            (IRS Employer
   of incorporation)                File Number)        Identification No.)


              1555 Lynnfield Road, Memphis, Tennessee      38119
             ------------------------------------------------------
             (Address of principal executive offices)    (Zip Code)


       Registrant's telephone number, including area code (901) 682-7766


                                   Not Applicable
         ------------------------------------------------------------
         (Former name or former address, if changed since last report)
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Item 5.  Other Events



                           THOMAS & BETTS CORPORATION
                       CONSOLIDATED STATEMENT OF EARNINGS
                    (IN THOUSANDS EXCEPT PER SHARE AMOUNTS)


                                                       QUARTER ENDED                         YEAR ENDED
                                                -------------------------------     -------------------------------
                                                 DECEMBER 31,      JANUARY 1,        DECEMBER 31,       JANUARY 1,
                                                    1995              1995               1995              1995
                                                -------------    --------------     -------------     -------------
                                                 (Unaudited)       (Unaudited)       (Unaudited)        (Audited)
NET SALES                                       $     310,888    $      288,789     $   1,236,825     $   1,076,165
COSTS AND EXPENSES:
Cost of sales                                         203,135           186,424           812,080           710,864
Marketing, general and administrative                  63,451            60,116           254,780           229,897
Research and development                                5,447             5,475            22,698            20,787
Amortization of intangibles                             2,339             2,552             9,796            11,040
Provision for restructured operations                       -                 -                 -            79,011
                                                -------------    --------------     -------------     -------------
                                                      274,372           254,567         1,099,354         1,051,599
                                                -------------    --------------     -------------     -------------
Earnings from operations                               36,516            34,222           137,471            24,566
Other expense-net                                       4,306             5,337            20,301            24,072
                                                -------------    --------------     -------------     -------------

Earnings from continuing operations
  before income taxes                                  32,210            28,885           117,170               494
Income taxes (benefit)                                  8,918             9,319            36,268            (1,393)
                                                -------------    --------------     -------------     -------------
Earnings from continuing operations                    23,292            19,566            80,902             1,887
DISCONTINUED OPERATIONS:
Earnings from operations net of
   income tax of $4,628                                     -                 -                 -             7,350
Gain on sale net of income tax
   expense of $40,492                                       -                 -                 -            58,583
                                                -------------    --------------     -------------     -------------
NET EARNINGS                                    $      23,292    $       19,566     $      80,902     $      67,820
                                                =============    ==============     =============     =============
SHARE DATA:
Earnings from continuing operations             $        1.16    $         1.00     $        4.05     $        0.10
Earnings from discontinued operations                       -                 -                 -              0.38
Gain on sale of discontinued operations                     -                 -                 -              3.03
                                                -------------    --------------     -------------     -------------
Earnings per share                              $        1.16    $         1.00     $        4.05     $        3.51
                                                -------------    --------------     -------------     -------------

Average shares outstanding                             20,010            19,593            19,978            19,304
                                                -------------    --------------     -------------     -------------

Note: Prior-year results reflect Vitramon as a discontinued operation (sold July 1994).



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                           THOMAS & BETTS CORPORATION
                           CONSOLIDATED BALANCE SHEET
                                 (IN THOUSANDS)


                                                                                   DECEMBER 31,             JANUARY 1,
                                                                                      1995                    1995
ASSETS                                                                            -------------          ---------------
                                                                                   (Unaudited)              (Audited)
Cash and marketable securities                                                     $    105,049           $    122,240
Receivables - net                                                                       186,585                168,077
Inventories                                                                             211,860                198,422
Deferred income taxes                                                                    19,486                 40,059
Prepaid expenses                                                                          4,635                  5,195
                                                                                   ------------           ------------
     Total current assets                                                               527,615                533,993
Property, plant and equipment - net                                                     338,181                275,525
Intangible assets - net                                                                 314,423                323,228
Investments and other assets                                                             79,163                 75,466
                                                                                   ------------           ------------
TOTAL ASSETS                                                                       $  1,259,382           $  1,208,212
                                                                                   ============           ============
LIABILITIES AND SHAREHOLDERS' EQUITY
Short-term borrowings and current
     maturities of long-term debt                                                  $     47,358           $     18,659
Accounts payable                                                                        110,462                118,052
Accrued liabilities                                                                      99,180                116,875
Income taxes                                                                             14,700                 15,779
Dividends Payable                                                                        11,221                 10,979
                                                                                   ------------           ------------
      Total current liabilities                                                         282,921                280,344
Long-term debt                                                                          327,812                319,519
Other long-term liabilities                                                              35,510                 40,408
Deferred income taxes                                                                    12,565                 14,898
Shareholders' equity                                                                    600,574                553,043
                                                                                   ------------           ------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                                         $  1,259,382           $  1,208,212
                                                                                   ============           ============





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         Fourth-quarter sales rose 8 percent to $310,888,000 from $288,789,000 last year and net earnings for the quarter increased 19 percent to $23,292,000 from $19,566,000. Net earnings per share in the fourth quarter were $1.16 compared to $1.00 in the same period a year earlier.

         Full-year sales rose 15 percent to $1,236,825,000 from $1,076,165,000 in 1994. Net earnings for 1995 were up 19 percent to $80,902,000 from $67,820,000, and earnings per share increased to $4.05 from $3.51.

         Comparisons of 1995 with 1994 should include two significant 1994 events that were offsetting on an after-tax basis: the sale of the Vitramon Division for a pretax gain of $99 million and special charges of $90 million primarily for restructuring of operations.

         Worldwide sales of Electrical Construction and Maintenance Components rose 5 percent in the fourth quarter, limited by slow market growth in the United States. For the year, this business segment had a sales increase of 18 percent, reflecting growth from acquisitions and increased sales to distributors participating in the company's Signature Service(R) program.

         Worldwide Electronic/OEM Components sales gained 10 percent





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in the fourth quarter.  European and Far East businesses showed   good gains
and North American business also improved. The Electronics/OEM business rose 15 percent for 1995, benefiting from increased demand in the automotive, computer and telecommunication markets.

         Other Products and Components sales grew 10 percent during the fourth quarter, led by improvement in the company's utility components and telecommunications markets. Other Products and Components registered a 9 percent sales gain for the year.

         Capital spending for 1995 increased to $102 million from $67 million in 1994 primarily for three state-of-the-art distribution centers and investments in manufacturing capability improvements included in the restructuring effort.

         In January 1996 the company completed its acquisition of Amerace Corporation and certain assets of Bowers Manufacturing Company. Amerace is a leading supplier of electrical products for utility and industrial markets; Bowers is a manufacturer of electrical outlet boxes. During 1995, Thomas & Betts completed three other acquisitions to extend and enhance its product offerings.





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                                  SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     THOMAS & BETTS CORPORATION



                                     By: /s/ Jerry Kronenberg
                                         ------------------------------
                                         Jerry Kronenberg
                                         Vice President-General Counsel


                                     By: /s/ Fred R. Jones
                                         -----------------------------------
                                         Fred R. Jones
                                         Vice President-Finance and Treasurer


Dated: February 12, 1996





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